UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 26, 2024, Concentra Escrow Issuer Corporation (“Escrow Issuer”), a wholly-owned subsidiary of Concentra Health Services, Inc. (the “Issuer”), and an indirect wholly-owned subsidiary of Select Medical Holdings Corporation (“Select”), entered into a purchase agreement (the “Purchase Agreement”) with the initial purchasers named therein, in connection with the offer and sale of Escrow Issuer’s $650 million aggregate principal amount of 6.875% Senior Notes due 2032 (the “Notes”). Pursuant to the Purchase Agreement, on the Escrow Release Date (as defined therein), Escrow Issuer will merge with and into the Issuer, with the Issuer continuing as the surviving entity (the “Merger”), and the Issuer will assume all of Escrow Issuer’s obligations under the Notes and the related indenture. Upon consummation of the Merger, the Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Concentra Group Holdings Parent (“Concentra”), a wholly-owned subsidiary of Select, and certain of Concentra’s subsidiaries that will also guarantee the Issuer’s proposed new senior secured credit facilities. The Purchase Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The closing of the offering is not conditioned on the consummation of the Merger. The gross proceeds of the offering will be held in escrow pending the consummation of the Merger, which is currently expected to occur in the third quarter of 2024, although there can be no assurance that such consummation will not be delayed or that it will occur at all. If the Merger is not consummated on or prior to September 30, 2024, then the Notes will be subject to a special mandatory redemption at a price of 100% of the initial issue price of the Notes, plus accrued and unpaid interest.

Concentra intends to use $50 million of the net proceeds from the offering for general corporate purposes and to pay the remainder, together with the borrowings under its proposed new senior secured credit facility, to Select Medical Corporation as a dividend.

The Notes and related guarantees are being offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons other than “U.S. persons” outside the United States in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On June 26, 2024, Select Medical Holdings Corporation issued a press release announcing that the Escrow Issuer had priced its previously announced offering of the Notes.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated June 26, 2024, by and among Concentra Escrow Issuer Corporation and the initial purchasers named therein.

99.1	Press Release, dated June 26, 2024, announcing details of pricing of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: June 27, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary